UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As anticipated, on August 13, 2007, UTStarcom, Inc., (the “Company”) received an additional Nasdaq Staff Determination letter stating that the Company is not in compliance with the continued listing requirements set forth in Nasdaq Marketplace Rule 4310(c)(14) due to the Company’s delay in filing its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.  In response to the receipt of this letter, the Company will provide Nasdaq with its views with respect to the deficient filing.  As previously disclosed, the Nasdaq Listing and Hearing Review Counsel (the “Listing Council”) has determined to stay any decision to suspend the Company’s securities pending further action by the Listing Council.  There can be no assurance that the Listing Council will grant the Company’s request for continued listing.

A copy of the press release relating to this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                          Press release entitled “UTStarcom Receives Nasdaq Notification Related to Late Filing of its Form 10-Q for the Second Quarter of 2007”, dated August 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: August 16, 2007	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer

EXHIBITS

99.1                          Press release entitled “UTStarcom Receives Nasdaq Notification Related to Late Filing of its Form 10-Q for the Second Quarter of 2007”, dated August 15, 2007.